Exhibit 10.3

PARTICIPATION AGREEMENT

THIS PARTICIPATION AGREEMENT (this “Participation Agreement”) is made as of February 3, 2010, by and between SPT-LAKE ELSINORE HOLDING CO., LLC, a Delaware limited liability company (“Seller”), and D. R. HORTON LOS ANGELES HOLDING COMPANY, INC., a California corporation (“Buyer”), collectively the “Parties”.

Recitals:

A           Pursuant to that certain Purchase and Sale Agreement and Joint Escrow Instructions, dated for reference purposes as of December 8, 2009, by and between Seller and Buyer, as may be amended from time to time (collectively, the “Purchase Agreement”), Buyer is acquiring from Seller 65 residential single family lots, situated in Lake Elsinore, California (the “Property”).

B           As additional consideration for the purchase of the Property, and in addition to the Purchase Price, Buyer has agreed to pay to Seller the ‘Participation Amount’ (as defined below), if any, that may be received by Buyer from the sale of a Unit (as defined below), subject to the terms and conditions set forth below.

NOW, THEREFORE, in consideration of the above and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

1.           Definitions. Capitalized terms used in this Participation Agreement and not defined below or in Schedule “1” attached hereto shall have the meanings set forth in the Purchase Agreement.

a.           “Escrow Agent” means the escrow agent for the sale of Units.

b.           “Home Closing Statement” means a written statement prepared by the Escrow Agent identifying the homebuyer, the property address, the date of the Unit closing and the Gross Sales Price of the home as reflected on the HUD-1 settlement statement, solely for the purpose of Seller verifying compliance with Buyer's obligation to pay the Participation Amount.

c.           “Participation Amount” means those amounts payable by Buyer to Seller pursuant to Section 2 below.

d.           “Gross Profit” is defined in Schedule “1” attached hereto.

e.           “Gross Profit Margin” is defined in Schedule “1” attached hereto.

f.           “Unit” means a Lot improved by Buyer with a single family dwelling for sale to the home-buying public.

2.           Participation Amount. Seller shall be entitled to receive fifty percent (50%) of any Gross Profit that exceeds a twenty-four percent (24%) Gross Profit Margin on the sale of the Units to be developed by Buyer on the Lots (the “Participation Amount”).

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3.           Payment of Participation Amount. Within ninety (90) days after the sale of the last Unit constructed within the Property, Buyer shall deliver an accounting to Seller together with a payment in an amount equal to the Participation Amount, if any, for the residences.

4.           Financial Records and Statements of Buyer. Buyer shall keep and maintain, or cause to be kept and maintained, accurate financial books and records with respect to the development of the Property in accordance with generally accepted accounting principles as modified by the provisions of this Agreement.  Seller shall have the right at all reasonable times and upon at least 5 business days prior written notice, to inspect Buyer’s books and records for the purposes of verifying the retail purchase price received by Buyer for Units, the Gross Profit Margin calculation, and the allowable deductions used in calculating Gross Profit and any other deductions or credits claimed by Buyer in determining the amount of the Participation Amount.  Any deficiency in amounts due Seller for the Participation Amount determined based upon such review by Seller shall be due and payable by Buyer to Seller within 15 days after receipt of notice thereof from Seller.  If Seller’s audit discloses that Participation Amount was less than the amounts previously paid to Seller, Seller shall pay to Buyer an amount equal to the excess of such amounts received over the Participation Amount within 15 days after Seller’s receipt of the audit.  Notwithstanding any provision to the contrary in this Agreement, including in any Exhibit or Schedule hereto, Seller shall not be entitled to a copy of a homebuyer’s HUD-1 settlement statement or any other information that Buyer or the escrow agent for the sale of Units would not be permitted by law to disclose; in such event, Buyer shall provide to Seller such substitute documentary information sufficient for Seller to enable Seller to verify the terms of sale of each Unit. Seller shall have thirty (30) days from Buyer’s delivery to Seller of the accounting and supporting data within which to make a written objection regarding Buyer’s proposed Participation Amount.

5.           Default and Remedies.

a.           Default. A default shall be deemed to have occurred if the breaching party has not effected or commenced to effect a cure within ten (10) days after a written notice from the other party specifying the breach.

b.           Dispute Resolution. If there is a dispute between the parties regarding the calculation and/or payment of the Participation Amount, then either party may elect to have such dispute resolved pursuant to Section 32 of the Purchase Agreement, the terms of which are incorporated herein by this reference.

6.           Notice. Any notice authorized, required, or permitted to be given hereunder shall be delivered to the parties at the addresses and in the manner set forth in the Purchase Agreement.

7.           Miscellaneous Provisions.

a.           Governing Law. This Participation Agreement shall be governed and interpreted under the laws of the State of California.

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b.           Section Headings. The section headings used in this Participation Agreement are for reference and convenience purposes only, and shall not be used in the interpretation of this Participation Agreement.

c.           Exhibits. All exhibits attached hereto are incorporated in this Participation Agreement by reference and made a part of this Participation Agreement.

d.           Integration; Amendment in Writing. This Participation Agreement contains the entire agreement between the Parties relating to the payment of any Participation Amount, and neither party shall be bound by any oral statement or oral or written agreement made prior to or contemporaneous with this Participation Agreement and not included within this Participation Agreement.  The foregoing does not affect the validity of the Purchase Agreement. This Participation Agreement cannot be amended except by written agreement executed by the Parties.

e.           No Partnership or Joint Venture. Nothing contained in this Participation Agreement is intended to create, nor shall it ever be construed to make, Seller and Buyer partners or joint venturers.

f.           Severability. The provisions of this Participation Agreement are severable, and if any provision or part hereof or the application thereof to any person or circumstances shall ever be held by any court of competent jurisdiction to be invalid or unconstitutional for any reason, the remainder of this Participation Agreement and the application of such provisions or part hereof to other persons or circumstances shall not be affected thereby.

g.           Effective Date. The effective date of this Participation Agreement is the date the Initial Closing occurs.

h.           Dates for Performance. Should the date for the giving of any notice, the performance of any act, or the beginning or end of any period provided for in this Participation Agreement fall on a Saturday, Sunday or other legal holiday, such date shall be extended to the next succeeding business day which is not a Saturday, Sunday or legal holiday.

i.           Counterparts and Electronic Signatures. This Participation Agreement may be executed in one or more counterparts, of each which shall be deemed an original, but all of which together shall constitute one and the same instrument. In addition, if any party uses facsimile-transmitted signed documents, or signed documents which have been electronically scanned and transmitted by email, Escrow Agent, Escrow Holder and the other party are authorized to rely upon such documents as if they bore original signatures.

[Signatures appear on the following page]

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IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be executed as of the day and year first written above.

Seller:	SPT-LAKE ELSINORE HOLDING CO., LLC, a Delaware limited liability company

	By:	Shopoff Partners, L.P., a Delaware limited partnership, sole member

		By:	Shopoff General Partner, LLC, a Delaware limited liability company, general partner

			By:	Shopoff Properties Trust, Inc., a Maryland corporation, manager

				By:	/s/ William A. Shopoff
William A. Shopoff,
President and CEO

Buyer:	D. R. HORTON LOS ANGELES HOLDING COMPANY, INC., a California corporation

	By:	/s/ Stephen Fitzpatrick
Stephen Fitzpatrick, Vice President

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SCHEDULE 1

Definition of “Gross Profit Margin”

IF:

A = Sales Revenue
Defined as the sum of the sales price of each residence pursuant to a sale to a member of the home buying public as reflected on the Home Closing Statement for such residence, including any premium for location, elevation, view or lot size, but excluding prices for extras and options offered by Buyer in connection with the sale of any residence, including special or upgraded amenities, floor plan modifications, room options, appliance upgrades, cabinetry upgrades, countertop upgrades, finish carpentry upgrades, electrical options, fireplace options and all other options and upgrades, and minus sales incentives or concessions given to the home buyer.

B = Land & Improvements
Defined as Purchase Price paid to Seller for the Property plus all escrow, title and closing costs, costs of third parties in connection with due diligence review of the Property, brokerage commissions and legal fees, incurred and paid by Buyer in connection with the acquisition of title to the Property; additional improvements by Buyer (see Schedule 1-B) including but not limited to, grading, paving, curb, gutter and sidewalk, erosion control, landscaping, irrigation, walls and fences, mailboxes, dirt hauling, and repairs to asphalt and concrete; miscellaneous site specialties; soft costs including but not limited to civil, soils, and structural engineering, architects, design professionals and other consultants; meter deposits, mailboxes and pressure regulators, soils testing, export of lot spoils, and lot re-certifications; any association fees; the costs of non-recurring, capitalized indirect construction costs (which for the purposes of this agreement shall be 1.50% of Sales Revenue); the costs of DRE and HOA setup and administration (not including HOA dues); and permits and fees paid by Buyer in connection with developing the Property, including plan check and inspection fees, but excluding fees paid for obtaining building permits for the residences.

C = Sticks and Bricks	Defined as hard construction cost items and fees paid at building permit (see Schedule 1-A).

D = Other Costs
Defined as all costs paid by Buyer in connection with the close of escrow for the sale of residences to members of the home-buying public, including, but not limited to, closing costs, including normal escrow and title charges and property taxes, documentary transfer tax, buyer referral fees, Homeowner Association Fees, third party co-broker real estate commissions, and a warranty expense accrual calculated at 1.0% of the sales price for detached product and 1.5% for attached product.

SCHEDULE 1

E = Gross Profit =	A – (B + C + D)

GROSS PROFIT MARGIN =	E ÷ A

SCHEDULE 1

SCHEDULE 1-A

Item

Building Permits
Temporary Power
Phase I Environmental
Area drains
Utility Connections
Lot Grade
Termite
Plumbing
Concrete Foundation
Concrete Flatwork
Windows
Fireplaces
Framing
Electric
Light Fixtures
Prewire Security
Heating & A/C
Sheet Metal
Gutters
Ornamental Iron
Stucco
Exterior Tiles
Roofing
Painting
Garage Doors
Insulation
Drywall
Finish Carpentry
Hardware
Cabinets
Ceramic Counter Tops
Marble Counter Tops
Shower Enclosure
Appliances
Flooring
Clean-Up
Grading
Utility Trenching
Fencing
Landscaping
Contingency

SCHEDULE 1-A

SCHEDULE 1-B

Land Development Costs

DEVELOPMENT IMPROVEMENTS
Erosion Control
Grading
Storm Drain
Sewer
Water
Concrete
Paving
Utilities
Landscape and Irrigation
Walls
Misc. Specialties
Contingency

SITE FEES
Utility Fees
Development Fees
Water District Fees
Sewer District Fees
Bonds
School Fees

CONSULTANTS
Dry Utilities Engineer
Civil Engineer
Landscape Architect
Soils Engineer
Architect
Structural Engineer
Energy Consultant
Site Consultant

DEVELOPMENT IMPROVEMENTS
EROSION CONTROL
Sand Bags, Silt Fencing, Jute Mesh
Labor for storm clean-up of slopes and streets

GRADING
Rough Grade & Re-Grade
Spin Lots for House
Dirt Haul from Site
Labor and Equip. for Weed Control

SCHEDULE 1-B

STORM DRAIN

SEWER

WATER

CONCRETE
Sidewalks & Approaches
Grading
Curb and Gutter
Repair of Same

PAVING
Pave Streets
Cap Streets
Parking Lot Grading
Repairs, Re-Seal

UTILITIES
Main & Laterals, Joint Trench, Street Lights

LANDSCAPE AND IRRIGATION
Slope Installation
Front yards & Street Trees
Water for Slopes
Landscape Maint. (common area & slopes)
Model Landscaping

WALLS/FENCING
Retaining Walls
Perimeter Walls
Property Line Walls (wood, wrought iron, concrete, etc.)
Model Trap Fence

MISC. SPECIALTIES
Mail Boxes
Street Signs
Street Sweeper
Water Truck
Electric Controllers & Temp. Power
Temporary Fences
Misc. Site Fees (Encroachment Permits, Variance)
Plans & Blueprints
Trailers
Toilets
Trash Bins

SCHEDULE 1-B

CONTINGENCY

SITE FEES
UTILITY FEES
Gas, Electric, Telephone & Cable
DEVELOPMENT FEES
WATER DISTRICT FEES
SEWER DISTRICT FEES
BONDS

CONSULTANTS
DRY UTILITIES ENGINEER
CIVIL ENGINEER
LANDSCAPE ARCHITECT
SOILS ENGINEER
ARCHITECT
STRUCTURAL ENGINEER
ENERGY CONSULTANT
SITE CONSULTANT (independent inspector)

SCHEDULE 1-B